EXHIBIT 99.1

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

FOR IMMEDIATE RELEASE	Date: February 8, 2010
From: Jeffrey T. Bowman
Chief Executive Officer
Crawford Reports 2009 Fourth Quarter and Annual Results
Net Income Improves in 2009 Fourth Quarter
Provides Guidance for 2010
Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the year and fourth quarter ended December 31, 2009.
Consolidated Results
Fourth quarter 2009 consolidated revenues before reimbursements were $238.4 million compared to $262.9 million in the 2008 fourth quarter due primarily to lower revenues in the U.S. Property & Casualty, Broadspire, and International Operations segments and the negative effect of foreign currency changes. Fourth quarter 2009 net income attributable to Crawford & Company was $8.9 million, increasing 6% over $8.3 million in the 2008 fourth quarter. Fourth quarter 2009 diluted earnings per share were $0.17 compared to diluted earnings per share of $0.16 in the prior-year quarter.
Full year 2009 consolidated revenues before reimbursements totaled $969.9 million, compared to $1.05 billion in 2008. Net loss attributable to Crawford & Company in 2009 was ($115.7) million, compared to 2008 net income of $32.3 million. Full year 2009 loss per share was ($2.23) compared to diluted earnings per share of $0.62 in the prior year. The 2009 net loss attributable to Crawford & Company includes non-cash impairment charges of $140.9 million, primarily related to goodwill in the Company’s Broadspire segment. Excluding the non-cash impairment charges, 2009 net income attributable to Crawford & Company would have been $25.2 million and diluted earnings per share would have been $0.48.
Revenues, net income attributable to Crawford & Company, and earnings per share in the 2009 fourth quarter and for the full year were impacted by increased defined benefit pension expense, the impact of foreign currency changes, restructuring charges, and (solely with respect to the full-year period) the non-cash charge associated with the write-off of a portion of the Company’s goodwill, offset by certain tax benefits during 2009 as outlined below:

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000
Fourth Quarter 2009

		Net
		Income
		Attributable
	Revenues before	to Crawford	Diluted
In millions, except per share amounts	Reimbursements	& Company	EPS
Fourth quarter 2008 results	$262.9	$8.3	$0.16
(Less)/Add:
Foreign currency impact in 2009	(1.2)	(0.1)	—
Increase in pension expense in 2009	—	(2.9)	(0.05)
2008 sale of Dutch subsidiary	—	(2.5)	(0.05)
2008 previously unrecognized tax credit	—	(0.9)	(0.02)
Certain tax benefits recognized in 2009	—	4.3	0.08
Year-over-year change in restructuring cost	—	.7	0.01
All other operating changes	(23.3)	2.0	0.04

Fourth quarter 2009 results	$238.4	$8.9	$0.17

Full Year 2009

		Net
		Income
		(Loss)
		Attributable
	Revenues before	to Crawford	Diluted
In millions, except per share amounts	Reimbursements	& Company	EPS
Full year 2008 results	$1,048.6	$32.3	$0.62
(Less)/Add:
Foreign currency impact in 2009	(62.5)	(3.9)	(0.08)
Increase in pension expense in 2009	—	(10.6)	(0.20)
2008 sale of Dutch subsidiary	—	(2.5)	(0.05)
2008 previously unrecognized tax credit	—	(0.9)	(0.02)
Year-over-year change in restructuring cost	—	(0.4)	(0.01)
Lower 2009 corporate interest expense	—	2.2	0.04
Certain tax benefits recognized in 2009	—	5.7	0.11
All other operating changes	(16.2)	3.3	0.07

Subtotal excluding impairment charges	969.9	25.2	0.48
Impairment charges in 2009, net of dilution	—	(140.9)	(2.71)

Full year 2009 results	$969.9	$(115.7)	$(2.23)

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000
During the 2009 fourth quarter, the Company recognized a one-time $3.3 million income tax benefit for foreign tax credits as a result of a recently completed internal restructuring of certain of the Company’s international businesses. In addition, during the second quarter of 2009, the Company completed an internal restructuring of certain of its international businesses that has resulted in an ongoing reduction in its effective tax rate. For the year ended December 31, 2009, the Company benefited from $2.4 million in reduced foreign taxes, as compared to 2008, as a result of this second-quarter restructuring. These tax benefits increased earnings per share by $0.08 and $0.11 for the fourth quarter and year ended December 31, 2009, respectively.
In addition, during the 2009 fourth quarter, the Company incurred restructuring and lease termination costs of $1.5 million, after related income taxes. For the year ended December 31, 2009, these costs totaled $2.6 million, after related income taxes. These costs reduced earnings per share by $0.03 and $0.05 for the 2009 fourth quarter and year ended December 31, 2009, respectively.
Net income in the 2008 fourth quarter included a $2.5 million non-taxable gain on the sale of a business in the Company’s Dutch subsidiary. This gain increased diluted earnings per share by $0.05 for the year and fourth quarter ended December 31, 2008. In the 2008 fourth quarter, restructuring costs in certain operations totaled $2.2 million, after related income taxes. These restructuring costs reduced diluted earnings per share by $0.04 for both the fourth quarter and year ended December 31, 2008. In addition, during the 2008 fourth quarter the Company recognized $900,000 in net income for certain previously unrecognized foreign tax credits. These tax credits increased diluted earnings per share by $0.02 for the 2008 fourth quarter and year ended December 31, 2008.
Crawford generated $51.7 million of cash from operations during 2009, compared to the $71.6 million in cash provided by operations during 2008. The $19.9 million decrease was due primarily to lower earnings during 2009 before the impairment charges and growth in working capital requirements. The Company’s consolidated cash and cash equivalent position as of December 31, 2009 totaled $70.4 million compared to $73.1 million at December 31, 2008.
International Operations
Fourth quarter 2009 revenues before reimbursements for the International Operations segment declined 5.2% to $103.9 million from $109.6 million for the same period in 2008 due to the relative strength of the U.S. dollar and lower constant dollar revenues in the Company’s international business. Compared to the 2008 fourth quarter, during the 2009 fourth quarter the U.S. dollar was stronger against most major foreign currencies, resulting in a negative exchange rate impact. Excluding the negative impact of exchange rate fluctuations, International Operations revenues would have been $105.1 million in the 2009 fourth quarter, reflecting a decline in revenues from the comparable 2008 period on a constant dollar basis of 4.1%, mainly due to the UK and European operations. Segment operating expenses for the 2009 fourth quarter decreased by $5.2 million in U.S. dollars, a 5.2% decrease, and decreased by 3.9% on a constant dollar basis, compared to the 2008 period. Operating earnings were $10.4 million in U.S. dollars during

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000
the 2009 fourth quarter ($10.2 million on a constant dollar basis), down from last year’s fourth quarter operating earnings of $10.9 million in U.S. dollars. The related operating margin improved to 10.0% in the 2009 fourth quarter, compared to 9.9% in the 2008 fourth quarter.
U.S. Property & Casualty
U.S. Property & Casualty revenues before reimbursements were $44.7 million in the fourth quarter of 2009, decreasing 25.2% from $59.8 million in the 2008 fourth quarter when the Company was completing claims generated by hurricanes Gustav, Dolly and Ike, and reflects overall industry-wide softness in claims during the 2009 period. Revenues generated by the Company’s catastrophe adjuster group were $3.7 million in the 2009 fourth quarter, declining from the $11.3 million in the 2008 period. Operating earnings in the 2009 fourth quarter in the U.S. Property & Casualty segment were $1.6 million, or an operating margin of 3.7% of revenues, compared to operating earnings of $4.8 million, or 8.0% of revenues in the 2008 fourth quarter.
Broadspire
Revenues before reimbursements from the Broadspire segment were $70.6 million in the 2009 fourth quarter, down 6.6% from $75.6 million in the 2008 quarter. Broadspire had operating earnings of $2.1 million in the 2009 fourth quarter, or an operating margin of 3.0% of revenues, compared to an operating loss of ($1.8) million, or (2.4%) of revenues, in the prior-year period. The revenue decline was primarily due to a reduced number of workers’ compensation claim referrals as a result of lower U.S. employment levels, while the improvement in operating earnings was driven by cost reduction measures implemented during 2009.
Legal Settlement Administration
Legal Settlement Administration revenues before reimbursements were $19.2 million in the 2009 fourth quarter, up 6.8% from $18.0 million in the 2008 quarter, reflecting the positive impact of several major bankruptcy and securities class action administration projects awarded to the Company during 2009. Operating earnings totaled $3.2 million in the 2009 fourth quarter, or an operating margin of 16.8% of revenues, compared to $2.3 million, or 12.9% of revenues, in the prior-year period. The segment’s awarded project backlog totaled approximately $55.0 million at December 31, 2009, compared to $42.0 million at December 31, 2008.
Management’s Comments
Mr. Jeffrey T. Bowman, president and chief executive officer of Crawford & Company, stated, “Despite overall weakness in the global economy, our reported operating results for the 2009 fourth quarter were at the highest level in all of 2009 and exceeded our expectations. We performed well in our International Operations segment with no significant catastrophic activity, which reflects the leadership position we have earned in this market. Legal Settlement Administration had a good fourth quarter and we were particularly pleased with our performance in the bankruptcy administration market.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000
“Operating cash flow during the 2009 fourth quarter improved substantially over the 2009 third quarter, reflecting some of the seasonality we experience in our cash receipts. We continue to drive our company to improve its working capital profile, by focusing on better management of processes related to unbilled revenues and accounts receivable and by linking our incentive compensation programs to increased performance in this area. This focus will continue in the upcoming year.”
Mr. Bowman concluded, “While we are pleased with our improved fourth quarter results, we expect global economic conditions to continue to be challenging, particularly in employment levels in the U.S. We are focusing significant attention on our administrative cost base across the entire organization to ensure we are operating more efficiently during 2010. We were successful during 2009 in reducing our selling, general and administrative costs, particularly in the fourth quarter, and our efforts in this regard will continue. While we remain confident in our long-term business model and especially the Crawford System of Claims Solutions, we have a cautionary economic outlook for 2010 which is reflected in our guidance for the coming year.”
2010 Guidance
Crawford & Company is providing initial guidance for 2010 as follows:
•	Consolidated revenues before reimbursements between $970 million and $990 million.

•	Consolidated operating earnings between $54.3 million and $60.3 million.

•	Consolidated cash provided by operating activities between $30.0 million and $35.0 million.

•	After reflecting stock-based compensation expense, net corporate interest expense, customer-relationship intangible asset amortization expense, special charges, and income taxes, net income attributable to Crawford & Company on a GAAP basis between $23.5 million and $26.5 million, or $0.44 to $0.50 diluted earnings per share.
Crawford & Company’s management will host a conference call with investors on Monday, February 8, 2010 at 3:00 p.m. EST to discuss earnings and other developments. The call will be recorded and available for replay through February 15, 2010. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The access code is 53036043. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.
Further information regarding the Company’s financial position, operating results, and cash flows for the quarter and year ended December 31, 2009 is shown on the attached condensed consolidated unaudited financial statements. Operating earnings (a non-GAAP financial measure) is the key financial performance measure used by the Company’s senior management to evaluate the performance of its operating segments and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate operating performance using the same criteria that management uses. Operating earnings represents net income (loss) attributable to Crawford & Company excluding net corporate interest expense, stock option expense, income tax expense, amortization of

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000
customer relationship intangible assets, unallocated corporate and shared costs, and certain other charges and credits. Net corporate interest expense, stock option expense and income taxes are recurring components of the Company’s net income (loss), but they are not considered part of operating earnings since they are managed on a corporate-wide basis. Net corporate interest expense results from capital structure decisions made by and effecting the Company as a whole, stock option expense relates to stock options and employee stock purchase plan expenses which are not allocated to operating segments, and income taxes are based on statutory rates in effect in each of the locations where the Company provides services, and vary throughout the world. Amortization expense relates to non-cash amortization of customer relationship intangible assets resulting from business combinations. These costs are not allocated to the operating segments for assessing performance. None of the aforementioned costs relate directly to the Company’s products or the performance of the Company’s services and are therefore excluded in order to more accurately assess the results of segment operating activities on a consistent basis. Certain other credits and charges represent events (gains on disposal of assets, restructuring activities, goodwill impairment, etc.) that are not considered part of segment operating earnings since they historically have not regularly impacted the Company’s operating performance and are not expected to regularly impact future performance. Following is a reconciliation of segment operating earnings (loss) to net income (loss) attributable to Crawford & Company on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented:

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

	Quarter ended				Year ended
	December	%	December	%	December	%	December	%
	31, 2009	Margin	31, 2008	Margin	31, 2009	Margin	31, 2008	Margin
Operating Earnings (Loss):
U.S. property & casualty	$1,642	3.7%	$4,792	8.0%	$18,892	9.1%	$22,614	10.4%
International operations	10,364	10.0	10,866	9.9	33,307	8.5	38,893	8.7
Broadspire	2,129	3.0	(1,840)	(2.4)	(1,602)	(0.6)	3,526	1.1
Legal settlement administration	3,219	16.8	2,322	12.9	13,130	16.0	10,814	14.4
Unallocated corporate and shared costs	(2,566)	(1.1)	(1,581)	(0.6)	(10,714)	(1.1)	(6,728)	(0.6)
Add/(Deduct):
Restructuring/other charges	(2,244)	(0.9)	(3,300)	(1.3)	(4,059)	(0.4)	(3,300)	(0.3)
Gain on sale of business	—	—	2,512	1.0	—	—	2,512	0.2
Impairment charge	—	—	—	—	(140,945)	(14.5)	—	—
Stock option expense	(218)	(0.1)	(144)	(0.1)	(914)	(0.1)	(861)	(0.1)
Amortization expense	(1,500)	(0.6)	(1,504)	(0.6)	(5,994)	(0.6)	(6,025)	(0.6)
Net corporate interest expense	(3,915)	(1.6)	(4,216)	(1.6)	(14,166)	(1.5)	(17,622)	(1.7)

Pretax income (loss)	6,911	2.9	7,907	3.0	(113,065)	(11.6)	43,823	4.2
Income taxes	1,958	0.8	430	0.2	(2,618)	(0.3)	(11,564)	(1.1)

Net income (loss) attributable to Crawford & Company	$8,869	3.7	$8,337	3.2	$(115,683)	(11.9)	$32,259	3.1

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world’s largest independent provider of claims management solutions to the risk management and insurance industry as well as self-insured entities, with a global network of more than 700 locations in 63 countries. The Crawford System of Claims SolutionsSM offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management; workers’ compensation claims and medical management, and legal settlement administration. The Company’s shares are traded on the NYSE under the symbols CRDA and CRDB.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the United States Securities and Exchange Commission from time to time and available at www.sec.gov or in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000
CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Earnings Per Share Amounts and Percentages)

Year Ended December 31	2009	2008	% Change
Revenues:

Revenues Before Reimbursements	$969,868	$1,048,582	-8%
Reimbursements	78,334	87,334	-10%

Total Revenues	1,048,202	1,135,916	-8%

Costs and Expenses:
Costs of Services Before Reimbursements	713,991	767,093	-7%
Reimbursements	78,334	87,334	-10%

Total Cost of Services	792,325	854,427	-7%
Selling, General, and Administrative	209,458	218,632	-4%
Corporate Interest Expense, Net	14,166	17,622	-20%
Restructuring and Other Costs	4,059	3,300	23%
Goodwill and Intangible Asset Impairment Charges	140,945	—	nm

Total Costs and Expenses	1,160,953	1,093,981	6%

Gain on Sale of Business	—	2,512	nm

(Loss) Income Before Income Taxes	(112,751)	44,447	nm
Provision for Income Taxes	2,618	11,564	-77%

Net (Loss) Income	(115,369)	32,883	nm
Less: Net Income Attributable to Noncontrolling Interests	(314)	(624)	-50%

Net (Loss) Income Attributable to Crawford & Company	$(115,683)	$32,259	nm

(Loss) Earnings Per Share — Basic	$(2.23)	$0.63	nm

(Loss) Earnings Per Share — Diluted	$(2.23)	$0.62	nm

Weighted-Average Shares Used For:
Basic (Loss) Earnings Per Share	51,830	50,958

Diluted (Loss) Earnings Per Share	51,830	52,342

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000
CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Earnings Per Share Amounts and Percentages)

Three Months Ended December 31	2009	2008	% Change
Revenues:

Revenues Before Reimbursements	$238,369	$262,889	-9%
Reimbursements	19,050	17,756	7%

Total Revenues	257,419	280,645	-8%

Costs and Expenses:

Costs of Services Before Reimbursements	175,540	194,350	-10%
Reimbursements	19,050	17,756	7%

Total Cost of Services	194,590	212,106	-8%

Selling, General, and Administrative	49,721	55,319	-18%
Corporate Interest Expense, Net	3,915	4,216	-10%
Restructuring and Other Costs	2,244	3,300	-32%

Total Costs and Expenses	250,470	274,941	-9%

Gain on Sale of Business	—	2,512	nm

Income Before Income Taxes	6,949	8,216	-15%
Benefit for Income Taxes	(1,958)	(430)	355%

Net Income	8,907	8,646	3%
Less: Net Income Attributable to Noncontrolling Interests	(38)	(309)	-88%

Net Income Attributable to Crawford & Company	$8,869	$8,337	6%

Earnings Per Share:
Basic	$0.17	$0.16	6%

Diluted	$0.17	$0.16	6%

Weighted-Average Shares Used For:
Basic Earnings Per Share	52,053	51,219

Diluted Earnings Per Share	52,902	53,028

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000
CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Year Ended December 31
Unaudited
(In Thousands, Except Percentages)

				International						Legal Settlement
	U.S. Property & Casualty		%	Operations		%	Broadspire		%	Administration		%
	2009	2008	Change	2009	2008	Change	2009	2008	Change	2009	2008	Change

Revenues Before Reimbursements	$206,598	$216,753	-4.7%	$392,601	$445,056	-11.8%	$288,650	$311,841	-7.4%	$82,019	$74,932	9.5%

Compensation & Benefits	125,939	133,933	-6.0%	270,637	303,197	-10.7%	161,786	175,412	-7.8%	35,859	35,359	1.4%
% of Revenues Before Reimbursements	61.0%	61.8%		68.9%	68.1%		56.0%	56.3%		43.7%	47.2%

Expenses Other than Reimbursements, Compensation & Benefits	61,767	60,206	2.6%	88,657	102,966	-13.9%	128,466	132,903	-3.3%	33,030	28,759	14.9%
% of Revenues Before Reimbursements	29.9%	27.8%		22.6%	23.2%		44.6%	42.6%		40.3%	38.4%

Total Operating Expenses	187,706	194,139	-3.3%	359,294	406,163	-11.5%	290,252	308,315	-5.9%	68,889	64,118	7.4%

Operating Earnings (Loss) (1)	$18,892	$22,614	-16.5%	$33,307	$38,893	-14.4%	$(1,602)	$3,526	-145.4%	$13,130	$10,814	21.4%
% of Revenues Before Reimbursements	9.1%	10.4%		8.5%	8.7%		-0.6%	1.1%		16.0%	14.4%

Three Months Ended December 31
Unaudited
(In Thousands, Except Percentages)

				International						Legal Settlement
	U.S. Property & Casualty		%	Operations		%	Broadspire		%	Administration		%
	2009	2008	Change	2009	2008	Change	2009	2008	Change	2009	2008	Change

Revenues Before Reimbursements	$44,746	$59,818	-25.2%	$103,877	$109,551	-5.2%	$70,563	$75,552	-6.6%	$19,183	$17,968	6.8%

Compensation & Benefits	28,971	37,656	-23.1%	70,127	73,205	-4.2%	38,722	42,740	-9.4%	8,597	8,788	-2.2%
% of Revenues Before Reimbursements	64.7%	63.0%		67.5%	66.8%		54.9%	56.6%		44.8%	48.9%

Expenses Other than Reimbursements, Compensation & Benefits	14,133	17,370	-18.6%	23,386	25,480	-8.2%	29,712	34,652	-14.3%	7,367	6,858	7.4%
% of Revenues Before Reimbursements	31.6%	29.0%		22.5%	23.3%		42.1%	45.8%		38.4%	38.2%

Total Operating Expenses	43,104	55,026	-21.7%	93,513	98,685	-5.2%	68,434	77,392	-11.6%	15,964	15,646	2.0%

Operating Earnings (Loss) (1)	$1,642	$4,792	-65.7%	$10,364	$10,866	-4.6%	$2,129	$(1,840)	-215.7%	$3,219	$2,322	38.6%
% of Revenues Before Reimbursements	3.7%	8.0%		10.0%	9.9%		3.0%	-2.4%		16.8%	12.9%

(1)	A non-GAAP financial measurement which represents net income attributable to Crawford & Company excluding net corporate interest expense, amortization of customer-relationship intangible assets, stock option expense, income tax expense, unallocated corporate and shared costs, restructuring costs, and goodwill and intangible asset impairment charges. See page 7 for a reconciliation of Operating Earnings to Net (Loss) Income computed in accordance with GAAP.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000
CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2009 and December 31, 2008
(In Thousands, Except Par Values)

	Unaudited	*
	December 31	December 31
	2009	2008
Assets
Current Assets:
Cash and Cash Equivalents	$70,354	$73,124
Accounts Receivable, Net	139,215	157,430
Unbilled Revenues, Net	93,796	99,115
Prepaid Expenses and Other Current Assets	22,350	18,688

Total Current Assets	325,715	348,357

Property and Equipment	144,254	140,399
Less Accumulated Depreciation	(102,108)	(95,785)

Net Property and Equipment	42,146	44,614

Other Assets:
Goodwill	123,169	251,897
Intangible Assets Arising from Business Acquisitions, Net	104,409	111,389
Capitalized Software Costs, Net	50,463	46,296
Deferred Income Tax Asset	69,504	67,695
Other Noncurrent Assets	27,499	25,000

Total Other Assets	375,044	502,277

Total Assets	$742,905	$895,248

Liabilities and Shareholders’ Investment

Current Liabilities:
Short-Term Borrowings	$32	$13,366
Accounts Payable	35,449	40,711
Accrued Compensation and Related Costs	70,871	77,802
Other Accrued Current Liabilities	47,318	56,978
Self-Insured Risks	18,475	17,939
Accrued Income Taxes	—	9,937
Deferred Revenues	53,664	59,679
Current Installments of Long-Term Debt and Capital Leases	2,314	2,284

Total Current Liabilities	228,123	278,696

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	178,936	181,206
Deferred Revenues	33,524	42,795
Self-Insured Risks	14,824	18,531
Accrued Pension Liabilities	212,507	179,542
Other Noncurrent Liabilities	13,705	14,119

Total Noncurrent Liabilities	453,496	436,193

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	27,355	26,523
Class B Common Stock, $1.00 Par Value	24,697	24,697
Additional Paid-in Capital	29,570	26,342
Retained Earnings	140,464	256,146
Accumulated Other Comprehensive Loss	(165,404)	(158,157)

Total Crawford & Company Shareholders’ Investment	56,682	175,551

Noncontrolling Interests	4,604	4,808

Total Shareholders’ Investment	61,286	180,359

Total Liabilities and Shareholders’ Investment	$742,905	$895,248

*	Derived from the audited Consolidated Balance Sheet

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000
CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2009 and 2008
Unaudited
(In Thousands)

	2009	2008
Cash Flows From Operating Activities:
Net (Loss) Income	$(115,369)	$32,883
Reconciliation of Net (Loss) Income to Net Cash Provided By
Operating Activities:
Depreciation and Amortization	31,010	30,331
Goodwill and Intangible Asset Impairment Charges	140,945	—
Stock-Based Compensation	5,510	5,858
Deferred income tax provision	463	247
Loss on Sales of Property and Equipment, Net	117	195
Gain on Sale of Business	—	(2,512)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisition and Disposition:
Accounts Receivable	27,193	6,785
Unbilled Revenues	12,481	22,093
Accrued Income Taxes	(7,782)	3,077
Accounts Payable and Accrued Liabilities	(16,749)	20,493
Deferred Revenues	(15,827)	(19,024)
Retirement Plan Liabilities	(7,844)	(25,416)
Prepaid Expenses and Other Operating Activities, net	(2,484)	(3,425)

Net Cash Provided By Operating Activities	51,664	71,585

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment, net	(9,751)	(14,552)
Capitalization of Computer Software Costs	(14,823)	(16,797)
Other Investing Activities	(6,595)	3,313

Net Cash Used In Investing Activities	(31,169)	(28,036)

Cash Flows From Financing Activities:
Shares used to settle withholding taxes under stock-based compensation plans	(1,903)	(20)
Proceeds from exercises of stock options/ESPP plans	453	2,036
Decrease in Short-Term Borrowings, net	(18,286)	(11,752)
Payments on Long-Term Debt and Capital Lease Obligations	(2,400)	(2,484)
Capitalized Loan Costs	(4,145)	—
Other Financing Activities	(274)	(610)

Net Cash Used In Financing Activities	(26,555)	(12,830)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	3,290	(8,450)

Change in Cash and Cash Equivalents	(2,770)	22,269
Cash and Cash Equivalents at Beginning of Year	73,124	50,855

Cash and Cash Equivalents at End of Year	$70,354	$73,124